Consent of Independent Registered Public Accounting Firm

The Board of Directors
Summit Mutual Funds, Inc.:

We consent to the use of our reports dated February 20, 2009, with respect to the financial statements of Summit S&P MidCap 400 Index Portfolio, Summit Russell 2000 Small Cap Index Portfolio, and Summit EAFE International Index Portfolio, each a series of Summit Mutual Funds, Inc., as of December 31, 2008, incorporated herein by reference and to the references to our firm under the heading "Financial Statements" in the Registration Statement on Form N-14.

/s/KPMG LLP
Philadelphia, Pennsylvania
January 29, 2010